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Exhibit 1.1

14,500,000 Shares

HERBALIFE LTD.

COMMON SHARES, PAR VALUE $0.002

PURCHASE AGREEMENT

                        , 2004

                        , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Morgan Stanley & Co. Incorporated
As representatives (the "Representatives") of the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
4 World Financial Center
New York, New York 10080

Dear Sirs and Mesdames:

        Herbalife Ltd. (f/k/a WH Holdings (Cayman Islands) Ltd.), a Cayman Islands exempted limited liability company (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the "Underwriters"), and certain shareholders of the Company (the "Selling Shareholders") named in Schedule I hereto severally propose to sell the several Underwriters, an aggregate of 14,500,000 shares of the common shares, par value $0.002 per share of the Company (the "Firm Shares"), of which 1,000,000 shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto. The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,175,000 shares of its common shares, par value $0.002 per share (the "Additional Shares") if and to the extent that you, as Representatives of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common shares granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The common shares, par value $0.002 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Shares." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "Sellers."

        The net proceeds of the offering of the Shares to be sold by the Company, together with available cash of the Company and borrowings under the New Credit Facility (as defined below), will be used to consummate a series of recapitalization transactions, as follows: (i) the purchase of up to $160.0 million aggregate principal amount of Herbalife International, Inc.'s ("Herbalife International") 11 3/4% senior subordinated notes due 2010 (such purchase, the "Tender Offer"), (ii) the redemption of 40% of the Company's outstanding 9 1/2% notes due 2011 (the "Redemption"), (iii) the replacement of Herbalife International's existing $205.0 million senior credit facility with a new $225.0 million senior credit facility (the "New Credit Facility") (such replacement and the entry into the New Credit Facility, the "Replacement of Existing Credit Facility"), (iv) the payment of a dividend in the amount of $109.3 million subject to upward adjustment in the event that the Underwriters exercise their overallotment option (up to $143.0 million if the Underwriters exercise their overallotment option in full) to the Company's shareholders of record prior to the date of issuance of the Shares (the "Dividend") and (v) the amendment of the Company's memorandum and articles of association to (x) effect a 1-for-2 reverse stock split of its common shares, (y) increase its authorized common shares to 500 million shares, and (z) increase its authorized preference shares to 7.5 million shares (the "Stock Split", and together with the Tender Offer, the Redemption, the Replacement of Existing Credit Facility and the Dividend, the "Recapitalization Transactions").

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-119485), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended

(the "Securities Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the Securities Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Merrill Lynch and certain of its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

        1.    Representations and Warranties of the Company.    The Company represents and warrants to and agrees with each of the Underwriters that:

          (a)   The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, has become effective; no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b)   (i) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable Securities Act Regulations thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (c)   The Company has been duly incorporated, is validly existing as an exempted limited liability company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

          (d)   Each subsidiary of the Company has been duly organized, is validly existing as a corporation, partnership, limited liability company or other entity in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority (corporate or otherwise) to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Attached as Schedule III hereto is a true and complete list of each entity, as of the Closing Date, in which the Company has a direct or indirect majority equity or voting interest (all such entities, the "subsidiaries"), their jurisdictions of incorporation or formation, type of entity and percentage equity ownership by the Company. All of the issued and outstanding shares of capital stock or other equity interests of the subsidiaries referred to in Schedule IV (the "Specified Subsidiaries") have been duly and validly authorized and issued, are fully paid and non-assessable and are either owned directly by the Company or another subsidiary, as appropriate, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions), except as described in the Prospectus. Herbalife International, Inc. and Herbalife International of America, Inc. are the only "significant subsidiaries" of the Company (as such term is defined in Rule 1-02 of Regulation S-X).

          (e)   This Agreement has been duly authorized, executed and delivered by the Company.

          (f)    The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The authorized share capital of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g)   The Common Shares (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

          (h)   The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (i)    Neither the Company nor any of its subsidiaries is in violation of its charter documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, not lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreement and Instruments") except for such defaults that would not result in a Material Adverse Effect. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation of the Recapitalization Transactions do not and will not (i) contravene any provision of applicable law or the memorandum and articles of association of the Company, (ii) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any pursuant to, the Agreements and Instruments, whether with or without the giving of notice or passage of time or both, or (iii) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clause (ii), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances which would not singly or in the aggregate be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the consummation of the Recapitalization Transactions, except such as have been already obtained or as may be required by the securities laws or Blue Sky laws of the various states and any consent or approval required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offer and sale of the Shares. As used herein, "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (j)    There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (k)   There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the Recapitalization Transactions or which are required to be described in the Registration Statement or the Prospectus and are not so described, and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (l)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (m)  The Company is not, and after giving effect to the offering and sale of the Shares, to the Recapitalization Transactions and to the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (n)   The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants

  ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o)   There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

          (p)   Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

          (q)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise disclosed in the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

          (r)   The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (s)   The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted Intellectual Property rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. To the knowledge of the Company, the use of the Intellectual Property in connection with the business and operations of the Company and the subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.

          (t)    No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

          (u)   The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Prospectus.

          (v)   The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of food and over-the-counter drugs, except where the failure to hold such certificates, authorizations and permits would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described the Prospectus.

          (w)  The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification were complete and correct as of the date of such statement.

          (x)   Each of Deloitte & Touche LLP and KPMG LLP are independent accountants within the meaning of Regulation S-X of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (y)   The historical financial statements of the Company (together with the related notes thereto) included in the Registration Statement present fairly the financial position and results of operations of the Company as of the respective dates indicated and for the respective periods specified; and such financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods presented except as otherwise stated therein. The selected financial information included in the Registration Statement and the Prospectus presents fairly, on the basis stated in the Registration Statement and the Prospectus, the information shown therein and has been compiled on a basis consistent with that of the audited financial information included in the Registration Statement and the Prospectus. The unaudited pro forma financial statements (together with the related notes thereto) included in the Registration Statement and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information, and the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (z)   The statistical and market-related data and forward-looking statements (within the meaning of Section 27A or the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

          (aa) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

          (bb) To the knowledge of the Company, no consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

          (cc) The Company has not offered, or caused Merrill Lynch or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (dd) Except as set forth in the Prospectus, all material Tax returns required to be filed by Company or any subsidiary have been filed in all jurisdictions where such returns are required to be filed, which returns are true, complete, and correct in all material respects and the Company and each subsidiary (as applicable) have paid all Taxes shown on such returns. All Taxes due or claimed to be due from Company and each of its subsidiaries have been paid, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both clauses (i) and (ii), adequate reserves have been established on the books and records of Company and its subsidiaries in accordance with GAAP. To the best knowledge and belief of the Company, no material deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Company or any of its subsidiaries. To the best knowledge and belief of Company, the reserves on the books and records of Company and its subsidiaries in respect of any Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          (ee) The Company has received from the Governor in Council of the Cayman Islands (now known as the Governor in Cabinet) an undertaking to the effect set forth in the Prospectus under the caption "Cayman Islands Tax Consequences," and the Company has not received any written notification to the effect (and is not otherwise aware) that such undertaking may be revoked or otherwise not honored by the Cayman Islands government. There is no Cayman Islands income, corporation, profits, withholding, capital transfer or capital gains tax, and no estate duty, inheritance tax or gift tax payable by the Company, any of its subsidiaries or shareholder (with respect to their Common Shares) or any Underwriter.

          (ff)  The Company has validly and irrevocably submitted to the nonexclusive jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York (each a "New York Court") with respect to suits, actions or proceedings arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Common Shares, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any New York Court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any New York Court has been brought in an inconvenient forum, and has duly and irrevocably appointed Corporation Service Company as its agent to receive service of process with respect to actions arising out of or in connection with any such suit, action or proceeding.

          (gg) It is not necessary under the laws of the Cayman Islands or any authority or agency therein in order to enable a holder of Shares or an owner of any interest therein to enforce its rights under the Shares or to enable the Underwriters to enforce its rights under this Agreement that it should, as a result solely of its holding of the Shares, be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any authority or agency therein; and it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Shares in the Cayman Islands or any political subdivision thereof or any authority or agency therein that any of them be filed or recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

          (hh) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in a New York Court, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands, provided such judgment: (i) is given by a competent foreign court, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final, (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

          (ii)   Except as described in the Registration Statement or the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands or the United States.

          (jj)   The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (kk) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not knowingly directly or indirectly use the proceeds of the offering of the Shares hereunder for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (ll)   Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (mm)  Neither the Company nor any affiliate of the Company has taken, or will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        2.    Representations and Warranties of the Selling Shareholders.    Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

          (a)   This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (b)   The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives, relating to the deposit of the Shares to be sold by such Selling Shareholder and appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "Power of Attorney and Custody Agreement") do not and will not (i) contravene any provision of applicable law, or the certificate of incorporation, or certificate of formation or by-laws or operating agreement or other constitutive documents of such Selling Shareholder (if such Selling Shareholder is a corporation or other entity), or (ii) conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling

  Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, or result in the creation or imposition of any tax (other than New York State Stock Transfer Tax), lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or (iii) contravene any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Shareholder, except such as have been already obtained or as may be required by the Exchange Act, the securities laws or Blue Sky laws of the various jurisdictions and any consent or approval required by the NASD in connection with the offer and sale of the Shares.

          (c)   Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

          (d)   The Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

          (e)   The Shares to be sold by such Selling Shareholder pursuant to this Agreement are certificated securities in registered form and are not held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). Certificates for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with Herbalife Ltd. (the "Custodian") with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

          (f)    Upon payment of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC") (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee), registration of such Shares in the name of Cede or such other nominee (unless registration of such Shares is unnecessary because such Shares are already registered in the name of Cede or such nominee), and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim", within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Shares), (A) DTC shall be a "protected purchaser", within the meaning of Section 8-303 of the UCC, of such Shares and will acquire its interest in the Shares (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Shares) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation", within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (g)   Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not materially true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement and the Prospectus to sell its Shares pursuant to this Agreement.

          (h)   (i) The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(g) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for the use in the Registration Statement, the Prospectus or any amendments or supplements thereto.

          (i)    Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (j)    Except as previously disclosed to the Representatives, neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I(dd) of the By-laws of the NASD), any member firm of the NASD.

        Any certificate signed by or on behalf of a Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

        3.    Agreements to Sell and Purchase.    Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $            per share (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the respective number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,175,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise the option not later than 30 days after the date of this Agreement. Any such exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date (as defined below) nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each Option Closing Date (as defined below), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

12

        Each of the Sellers (other than the Sponsors (as defined below) who have delivered "lock-up" agreements substantially in the form of Exhibit A hereto), severally and not jointly, hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise.

        The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares. In addition, each Selling Shareholder, (other than the Sponsors who have delivered "lock-up" agreements substantially in the form of Exhibit A hereto), severally and not jointly, agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co., Incorporated, on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into an exercisable or exchangeable for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Common Shares except in compliance with the foregoing restrictions.

        Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        4.    Terms of Public Offering.    The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $    a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of $            a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $    a share, to any Underwriter or to certain other dealers.

        5.    Payment and Delivery.    Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                         , 2004, or at such other time on the same or such other date, not later than                        , 2004, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date." The closing of the offering and the sales of Firm Shares will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071.

        Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than            , 2004, as shall be designated in writing by you. The time and date of any such payment are hereinafter referred to as an "Option Closing Date." The closing of the offering and sale of Additional Shares will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071.

        The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

        6.    Conditions to the Underwriters' Obligations.    The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof and, at the Closing Date, no stop orders suspending effect of the Registration Statement shall have been issued under the Securities Act and no proceedings for such purpose shall be pending before or threatened by the Commission.

        The several obligations of the Underwriters are subject to the following further conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, as the case may be:

            (i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b)   (i)The Underwriters shall have received on the Closing Date or any Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (ii)   The Underwriters shall have received on the Closing Date, a certificate or certificates, dated the Closing Date, and signed by each Selling Shareholder or one or more of the Attorneys-in-Fact on behalf of each Selling Shareholder to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 2 hereof are true and correct in all material respects, except for such representations or warranties that are qualified by materiality shall be true and correct in all respects, with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

          (c)   The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Maples and Calder, outside Cayman Islands counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit B hereto.

          (d)   The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Gibson, Dunn & Crutcher LLP, special outside counsel for the Company, dated the Closing Date, and such Option Closing Date, as the case may be, substantially in the form of Exhibit C hereto.

          (e)   The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be an opinion of outside counsel for each of the Specified Subsidiary, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit D hereto.

          (f)    The Underwriters shall have received on the Closing Date the opinions of (i) Strategic Law Partners, LLP counsel for the Selling Shareholders (other than the Sponsors), (ii) Kirkland & Ellis LLP, counsel for Golden Gate Procate Equity, Inc., CCG Investments (BVI), L.P/, CCG Associates-QP, LLC, CCG Associates-AI, LLC, CCG Investment Fund-AI, L.P., CCG AV, LLC-Series C, CCG AV, LLC—Series E, CCG CI, and (iii) Kevin Curley, Esq., general counsel for Whitney & Co., LLC, Whitney V, L.P., Whitney Strategic Partners V, L.P., Whitney Private Debt Fund, L.P., Green River Offshore Fund, each dated the Closing Date, substantially in the form of Exhibit E hereto.

          (g)   The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Sidley Austin Brown & Wood LLP, outside regulatory counsel for the Company, dated the Closing Date, or such Option Closing Date, as the case may be, substantially in the form of Exhibit F hereto.

          (h)   The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Walkers, Cayman Islands counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit G hereto.

          (i)    The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, substantially in the form of Exhibit H hereto.

    With respect to the last paragraph of Exhibit C and Exhibit H, Gibson, Dunn & Crutcher LLP and Skadden, Arps, Slate, Meagher & Flom LLP may state that their beliefs are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(f) above, Strategic Law Partners, LLP may rely upon an opinion or opinions of counsel for any

    Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of such Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Strategic Law Partners, LLP shall state in their opinion that they are justified in relying on each such other opinion.

          (j)    The Underwriters shall have received, on each of the date hereof, the Closing Date and any Option Closing Date, a letter dated the date hereof or the Closing Date or any Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of Deloitte & Touche LLP and KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (k)   The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and your shareholders listed on Schedule V, including Whitney & Co. LLC, Golden Gate Private Equity, Inc. and affiliates thereof (collectively, the "Sponsors") and all of the executive officers and directors of the Company relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and any Option Closing Date, as the case may be.

          (l)    At the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

          (m)  The New Credit Facility shall have been executed and delivered by the parties thereto.

          (n)   Herbalife International shall have received in the Tender Offer the tenders and consents from the holders of at least a majority of the outstanding aggregate principal amount of its 11 3/4% senior subordinated notes due 2010.

          (o)   The Stock Split shall have been effected.

          (p)   The Sponsors shall have entered into a Disposition Agreement as described in the Prospectus.

        The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

        7.    Covenants of the Company.    In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a)   To furnish to you, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b)   Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c)   If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d)   To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained herein shall required the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any state or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject.

          (e)   The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (f)    To use the proceeds from the sale of the Shares by the Company substantially in the manner described in the Prospectus under the caption "Use of Proceeds," including the consummation of the Tender Offer, the payment of the Dividend and the consummation of the Redemption.

          (g)   The Company shall issue a notice of redemption relating to the Redemption of 40% of its 9 1/2% Notes due 2011 on the Closing Date.

          (h)   To comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          (i)    Unless otherwise required by applicable law, all payments required to be paid by the Company hereunder shall be made without withholding or deduction of any Tax, assessment, or other governmental charges whatsoever (collectively "Governmental Taxes"). If the Company is required to deduct or withhold any Governmental Taxes, or if any Governmental Taxes are required to be paid by the Company pursuant to this Agreement (other than any Tax imposed on a net income basis), the Company shall pay to such recipient such additional amounts as necessary so that the net amount received by such direct or indirect recipient after such deduction, withholdings or payment (taking into account any deductions, withholding or payment of Governmental Taxes that may be applicable to such additional amounts) will equal the amount otherwise due to such recipient hereunder. The Company shall pay promptly the full amount of Governmental Taxes withheld or deducted to the relevant tax authority in accordance with applicable law.

          (j)    The Company will not grant a waiver of the lock-up agreement, which the Company has entered into with certain of its shareholders pursuant to Section 4 of the Registration Rights Agreement, dated as of July 31, 2002, by and among the Company, the Purchasers (as defined therein) and the Other Shareholders (as defined therein).

        8.    Covenants of the Selling Shareholders.    Unless otherwise required by applicable law, all payments required to be paid by the Selling Shareholders hereunder shall be made without withholding or deduction of any Governmental Taxes. If any Selling Shareholder is required to deduct or withhold any Governmental Taxes, or if any Governmental Taxes are required to be paid any Selling Shareholder pursuant to this Agreement (other than any Tax imposed on a net income basis), the Selling Shareholder shall pay to such recipient such additional amounts as necessary so that the net amount received by such direct or indirect recipient after such deduction, withholding or payment (taking into account any deductions, withholdings or payment of Governmental Taxes that may be applicable to such additional amounts) will equal the amount otherwise due to such recipient hereunder. The Selling Shareholder shall pay promptly the full amount of Governmental Taxes withheld or deducted to the relevant tax authority in accordance with applicable law.

        9.    Expenses.    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and one counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes (including New York State Stock Transfer Taxes) payable thereon, (iii) the cost of printing or producing any Blue Sky Survey and any supplement thereto in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey and any supplement thereto, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program, (xi) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution", and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        The provisions of this Section 9 shall not supersede or otherwise affect, or be affected by, any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

        10.    Indemnity.    (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever (a "Loss"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all Loss, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          (iv)  any Governmental Tax on the issue, offer or sale, of the Shares and on the execution and delivery or enforcement of this Agreement; and

          (v)   any Loss to which such Underwriter may become subject (A) under the Securities Act or any state securities laws or (B) as a result of any rescission right of any person in respect of the Shares, to the extent that such Loss is related to or is based upon the publication or republication of the article (the "Article"), or any part thereof, entitled "Supplemental Income" in the October 4, 2004 issue of Forbes Magazine; provided, however, that the Sellers shall not be liable under this clause (a)(v) for any Loss to an Underwriter that is related to or is based upon any distribution by such Underwriter of the Article to any third party who brings a claim that culminates in a Loss;

provided, however, that this indemnity agreement shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, however, this indemnity agreement shall not apply, with respect to any particular Underwriter, to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that the Company complied with its prospectus delivery requirements contained herein and the particular Underwriter was legally required to and failed to send or give a copy of the Prospectus, as then amended or supplemented, to the person alleging such defect and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus.

          (b)   Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the extent and in the manner set forth below:

            (i)    against any and all Loss, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)   against any and all Loss, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10[(d)] below) any such settlement is effected with the written consent of the Company and the Selling Shareholders;

            (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

            (iv)  any Governmental Tax on the issue, offer or sale, of the Shares of such Selling Shareholder and on the execution and delivery or enforcement of this Agreement, to which Section 8 relates;

provided, however, that this indemnity agreement shall not apply to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided further, however, this indemnity agreement shall not apply, with respect to any particular Underwriter, to any Loss to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any preliminary prospectus to the extent that the Company complied with its prospectus delivery requirements contained herein and the particular Underwriter was legally required to and failed to send or give a copy of the Prospectus, as then amended or supplemented, to the person alleging such defect and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in such Prospectus; provided, further, that a Selling Shareholder shall be liable for Losses pursuant to this indemnity only to the extent that such Loss arises our of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission that was made in conformity with written information concerning such Selling Shareholder furnished to the Company by or on behalf of that Selling Shareholder specifically for inclusion thereon; provided, further, that no Selling Shareholder shall be responsible pursuant to this indemnity for Losses for an amount in excess of the net amount of proceeds such Selling Shareholder received from the sale of the Shares hereunder.

          (c)   Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all Loss described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (d)   Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 10(a) or 10(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 10(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (e)   If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (f)    In connection with the offer and sale of the Directed Shares, the Company agrees to indemnify and hold harmless the Merrill Lynch, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Participants in connection with the offering of the Directed Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares which have been orally confirmed for purchase by any Participant by the end of the first business day after the date of the Agreement; or (iv) related to, or arising out of or in connection with, the offering of the Directed Shares.

          (g)   The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

        11.    Contribution.    If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 10(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

        The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 10(f) hereof.

        The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of Losses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 11, no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the net amount of the proceeds such Selling Shareholder received from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 11, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule II hereto and not joint.

        The provisions of this Section 11 shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

        12.    Termination.    The Underwriters may terminate this Agreement by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or relevant foreign country authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

        13.    Effectiveness; Defaulting Underwriters; Defaulting Sellers.    (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          (b)   If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company or the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters

  shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          (c)   If a Selling Shareholder shall fail on the Closing Date to sell and deliver the number of Shares which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule I hereto, then the Underwriters may, at your option, by notice from you to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 9 and 10 shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 13(c) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default. In the event of default by any Selling Shareholder as referred to in this Section 13(c), each of you, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.

          (d)   If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        14.    Notice.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered or telefaxed. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention: Global Origination Counsel Group, notices to the Company shall be directed to it at 1800 Century Park East, Los Angeles, California 90067, attention: Brett R. Chapman and notices to each Selling Shareholder shall be directed to such Selling Shareholder at its address set forth on Schedule I.

        15.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        16.    Jurisdiction.    The Company and each Selling Shareholder agrees that any suit, action or proceeding against any of them brought by any Underwriter, its directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the nonexclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Corporation Service Company as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising our of or based upon this Agreement or the transactions contemplated herein that may be instituted in any New York Court, by any Underwriter, the directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, its directors, officers, employees, Affiliates, selling agents or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

        17.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        18.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[signature pages follow]

Very truly yours,
HERBALIFE LTD.
By:
Name: Title:

        The Selling Shareholders named in Schedule I hereto, acting severally.

By:
Attorney-in-Fact

Accepted as of the date hereof

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name: Title:
By:	MORGAN STANLEY & CO. INCORPORATED
By:
Name: Title:

For themselves and as Representatives of the other Underwriters named in Schedule II hereto.

SCHEDULE I

Selling Shareholder	Number of Firm Shares to be Sold
[Names of Selling Shareholders]
Total

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
Credit Suisse First Boston LLC
Citigroup Global Markets Inc.

Total:

II-1

EXHIBIT A

[FORM OF LOCK-UP LETTER]

                        , 2004

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Morgan Stanley & Co. Incorporated

c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
      4 World Financial Center
New York, New York 10080

Dear Sirs and Mesdames:

        The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated ("Morgan Stanley" and together with Merrill Lynch, the "Representatives") propose to enter into a Purchase Agreement (the "Purchase Agreement") with Herbalife Ltd. (f/k/a WH Holdings (Cayman Islands) Ltd.), a Cayman Islands exempted limited liability company (the "Company") and the selling stockholders party thereto, providing for the public offering (the"Public Offering") by the several Underwriters, including Merrill Lynch and Morgan Stanley (the "Underwriters"), of the Common Shares (par value $0.002 per share) of the Company (the "Common Shares").

        To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing by any party under the Securities Exchange Act of 1934 (the "Exchange Act") shall be required or shall be voluntarily made in connection with subsequent sales of Common Shares or other securities acquired in such open market transactions or (b) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or gifts; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) the undersigned shall not be required to, and shall not voluntarily, file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable

A-1

for Common Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's Common Shares except in compliance with the foregoing restrictions.

        If:

  (1)
  during the last 17 days of the 180-day restricted period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

  (2)
  prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day restricted period pursuant to the previous paragraph will be delivered by the Representatives to the Company (in accordance with the Purchase Agreement) and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial 180-day restricted period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day restricted period (as may have been extended pursuant to the previous paragraph) has expired.

        The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

        Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Purchase Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,
(Name)
(Address)

A-2

QuickLinks

  Exhibit 1.1
PURCHASE AGREEMENT
  SCHEDULE I
  SCHEDULE II
  EXHIBIT A
[FORM OF LOCK-UP LETTER]